Exhibit 99.1

CERTAIN LITIGATION MATTERS

As described in Item 3. Legal Proceedings in the Annual Report on Form 10-K to which this Exhibit 99.1 is attached ("Item 3") and in Note 18. Contingencies to Altria Group, Inc.'s consolidated financial statements in Item 8 of such Annual Report on Form 10-K ("Note 18"), there are legal proceedings covering a wide range of matters pending or threatened in various United States and foreign jurisdictions against Altria Group, Inc., its subsidiaries, including Philip Morris USA Inc. ("PM USA"), and their respective indemnitees. Various types of claims may be raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the uses of the terms "Lights" and "Ultra Lights" constitute deceptive and unfair trade practices, common law fraud or statutory fraud, unjust enrichment, breach of warranty, or violations of the Racketeer Influenced and Corrupt Organizations Act, (v) international cases, and (vi) other tobacco-related litigation.
The following lists certain of the pending claims against Altria Group, Inc., PM USA, UST LLC ("UST") and/or UST's subsidiaries included in these categories.

SMOKING AND HEALTH LITIGATION
The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates, as of February 22, 2013. See International Cases below for a list of smoking and health class actions pending in Canada.
Consolidated Individual Smoking and Health Case
In re: Tobacco Litigation (Individual Personal Injury cases), Circuit Court, Ohio County, West Virginia, consolidated January 11, 2000. See Note 18 for a discussion of this litigation.
Flight Attendant Litigation
The settlement agreement entered into in 1997 in the case of Broin, et al. v. Philip Morris Companies Inc., et al., which was brought by flight attendants seeking damages for personal injuries allegedly caused by environmental tobacco smoke, allows members of the Broin class to file individual lawsuits seeking compensatory damages, but prohibits them from seeking punitive damages. See Note 18 for a discussion of this litigation.
Domestic Class Actions
Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Note 18 for a discussion of this case (which has concluded) and the Engle progeny litigation.
Scott, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed May 24, 1996. See Note 18 for a discussion of this case.
Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.
Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.
Cypret, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.
Caronia, et al. v. Philip Morris USA Inc., United States District Court, Eastern District, New York, filed January 13, 2006. See Note 18 for a discussion of this case.
Donovan, et al. v. Philip Morris, United States District Court, District of Massachusetts, filed March 2, 2007. See Note 18 for a discussion of this case.

HEALTH CARE COST RECOVERY LITIGATION
The following lists the health care cost recovery actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates as of February 22, 2013. See International Cases below for a list of international health care cost recovery actions.

Possible Adjustments in MSA Payments for 2003 to 2011 and Other Disputes Related to MSA Payments
See Note 18 for a discussion of these matters.
Department of Justice Case
The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Note 18 for a discussion of this case.

"LIGHTS/ULTRA LIGHTS" CASES
The following lists the "Lights/Ultra Lights" cases pending against Altria Group, Inc. and/or its various subsidiaries and others as of February 22, 2013. See International Cases below for a reference to one "Lights" action pending in Israel.
Brown, et al. v.. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997.
Aspinall, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998. See Note 18 for a discussion of this case.
Price, et al. v. Philip Morris Inc., Circuit Court, Third Judicial Circuit, Madison County, Illinois, filed February 10, 2000. See Note 18 for a discussion of this case.
Larsen, et al. v. Philip Morris Inc. (formerly Craft, et al. v. Philip Morris Companies Inc., et al.), Circuit Court, City of St. Louis, Missouri, filed February 14, 2000. See Note 18 for a discussion of this case.
Hines, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Fifteenth Judicial Circuit, Palm Beach County, Florida, filed February 23, 2001. See Note 18 for a discussion of this case.
Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed September 17, 2001.
Pearson v. Philip Morris Incorporated, et al., Circuit Court, Multnomah County, Oregon, filed November 20, 2002. See Note 18 for a discussion of this case.
Virden v. Altria Group, Inc., et al., Circuit Court, Hancock County, West Virginia, filed March 28, 2003.
Stern, et al. v. Philip Morris USA Inc., et al., Superior Court, Middlesex County, New Jersey, filed April 4, 2003.
Arnold, et al. v. Philip Morris USA Inc., Circuit Court, Madison County, Illinois, filed May 5, 2003.
Miner, et al. v. Philip Morris USA Inc., et al. (formerly Watson, et al. v. Altria Group, Inc., et al), Circuit Court, Pulaski County, Arkansas, filed May 29, 2003. See Note 18 for a discussion of this case.
Carroll (formerly Holmes), et al. v. Philip Morris USA Inc., et al., Superior Court, New Castle County, Delaware, filed August 18, 2003. See Note 18 for a discussion of this case.
Kelly v. Martin & Bayley, Inc., et al., Circuit Court, Madison County, Illinois, filed February 4, 2005. This case is an individual "Lights" case, not a class action. See Note 18 for a discussion of this case.
Wyatt, et al. v. Philip Morris USA Inc., et al. (formerly Nikolic, et al. v. Philip Morris USA Inc., et al.), United States District Court, Eastern District, Wisconsin, filed June 16, 2009. See Note 18 for a discussion of this case.
Cabbat v. Philip Morris USA, Inc., United States District Court, Hawaii, filed March 19, 2010. See Note 18 for a discussion of this case.
Phillips, et al. v. Altria Group, Inc., et al., United States District Court, Northern District, Ohio, filed August 9, 2010. See Note 18 for a discussion of this case.

INTERNATIONAL CASES
Canada
Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. Health care cost recovery action. See Note 18 for a discussion of this case.
Her Majesty the Queen in Right of the Province of New Brunswick v. Rothmans, Inc., et al., Court of Queen's Bench of New Brunswick Judicial District of Fredericton, Canada, filed March 13, 2008. Health care cost recovery action. See Note 18 for a discussion of this case.
Dorion v. Canadian Tobacco Manufacturers' Council, et al., Court of Queen's Bench of Alberta, Judicial District of Calgary, Canada, filed on or about June 17, 2009. Smoking and health class action. See Note 18 for a discussion of this case.
Semple v. Canadian Tobacco Manufacturers' Council, et al., Supreme Court of Nova Scotia, Canada, filed on or about June 18, 2009. Smoking and health class action. See Note 18 for a discussion of this case.
Kunta v. Canadian Tobacco Manufacturers' Council, et al., Court of Queen's Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed on an unknown date in June 2009. Smoking and health class action. See Note 18 for a discussion of this case.
Adams v. Canadian Tobacco Manufacturers' Council, et al., Court of Queen's Bench for Saskatchewan, Judicial Centre of Regina, Canada, filed on or about July 10, 2009. Smoking and health class action. See Note 18 for a discussion of this case.
Her Majesty the Queen in Right of Ontario v. Rothmans Inc., et al., Superior Court of Justice of Ontario, Canada, filed on or about September 30, 2009. Health care cost recovery action. See Note 18 for a discussion of this case.
Bourassa v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 18 for a discussion of this case.
McDermid v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 18 for a discussion of this case.
Attorney General of Newfoundland and Labrador v. Rothmans Inc., et al., Supreme Court of Newfoundland and Labrador, Trial Division, Canada, filed February 8, 2011. Health care cost recovery action. See Note 18 for a discussion of this case.
Attorney General of Quebec v. Imperial Tobacco Canada Limited, et al., Superior Court of Quebec, Montreal District, Canada, filed June 8, 2012. Health care cost recovery action. See Note 18 for a discussion of this case.
Her Majesty in Right of Alberta v. Altria Group, Inc., et al., Court of Queen's Bench of Alberta, Judicial District of Calgary, Canada, filed June 8, 2012. Health care cost recovery action. See Note 18 for a discussion of this case.

Her Majesty the Queen in the Right of Manitoba v. Rothmans, Benson & Hedges Inc., et al., Court of Queen's Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed May 31, 2012. Health care cost recovery action. See Note 18 for a discussion of this case.

Her Majesty the Queen in Right of Saskatchewan Rothmans, Benson & Hedges Inc., et al., Court of Queen's Bench of Saskatchewan, Judicial Centre of Saskatoon, Canada, filed on June 8, 2012. Health care cost recovery action. See Note 18 for a discussion of this case.

Her Majesty in the Right of the Province of Prince Edward Island v. Rothmans, Benson & Hedges, Inc., et al., Supreme Court of Prince Edward Island, filed on September 10, 2012. Health care cost recovery action. See Note 18 for a discussion of this case.

Jacklin v. Canadian Tobacco Manufacturers' Council et al., Ontario Superior Court of Justice, Case No. 5379412, Ontario, Canada, filed on or about June 27, 2012. Smoking and health class action. See Note 18 for a discussion of this case.

Israel
El-Roy, et al. v. Philip Morris Incorporated, et al., District Court of Tel-Aviv/Jaffa, Israel, filed January 18, 2004. "Lights" case. See Note 18 for a discussion of this case.
See Note 18 for a discussion of the Distribution Agreement between Altria Group, Inc. and Philip Morris International Inc., which provides for indemnities for certain liabilities concerning tobacco products.

CERTAIN OTHER TOBACCO-RELATED ACTIONS
The following lists certain other tobacco-related litigation pending against Altria Group, Inc. and/or its various subsidiaries as of February 22, 2013. See Note 18 for a discussion of these cases.
Tobacco Price Case
Smith, et al. v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000.
Ignition Propensity Case
Walker, et al. v. Philip Morris USA, Inc., et al., Circuit Court, Nelson County, Kentucky, filed February 1, 2008.
False Claims Act Case
United States ex. rel. Anthony Oliver v. Philip Morris USA, Inc., United States District Court, District of Columbia, filed under seal September 12, 2008 and unsealed by the district court on September 13, 2011.
Argentine Grower Cases
Hupan, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware, filed on February 14, 2012.

Chalanuk, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware, filed on April 14, 2012.

Clarisa Rodriguez Da Silva, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware, filed on October 25, 2012.

UST LITIGATION
The following action is pending against UST and/or its subsidiaries as of February 22, 2013. See Note 18 for a discussion of this case.
Vassallo v. United States Tobacco Co., et al., Circuit Court of the Judicial District, Miami-Dade County, Florida, filed November 12, 2002.

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